UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/17/2010

C. H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23189

Delaware	41-1883630
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347
(Address of principal executive offices, including zip code)

952-937-8500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (Nasdaq: CHRW) announced today that its Board of Directors has appointed a new director, David W. MacLennan, effective August 12, 2010. MacLennan, 50, currently is senior vice president and chief financial officer of Cargill, Incorporated and also serves as a member of the Cargill Board of Directors.

MacLennan joined Cargill in 1991 and has held management positions within the financial, risk management, energy, and animal protein businesses, living abroad in both London and Geneva during his career. Prior to joining Cargill, MacLennan was with LIT America in Chicago and U.S. Bancorp Piper Jaffray in Minneapolis. In addition to the Cargill Board, MacLennan is also on the boards of the Guthrie Theater in Minneapolis and Admission Possible, a St. Paul, Minnesota-based non-profit organization. MacLennan holds a bachelor's degree from Amherst College and a Master of Business Administration from the University of Chicago.

Item 9.01.    Financial Statements and Exhibits

(d)
99.1 Press Release dated May 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. H. ROBINSON WORLDWIDE, INC.

Date: May 17, 2010	By:	/s/ Ben G. Campbell
Ben G. Campbell
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated May 17, 2010